Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2021
BANNOCKBURN, IL., May 6, 2021 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the first quarter ended March 31, 2021.
First Quarter 2021 Financial Highlights
•Net revenue of $759.2 million, up 7.6% compared to $705.4 million in the first quarter of 2020
•Gross profit of $165.5 million, or 21.8% of net revenue, up 4.7% compared to $158.0 million, or 22.4% of revenue, in the first quarter of 2020
•Net loss of $2.9 million, or $0.02 loss per share, compared to net loss of $19.9 million, or $0.11 loss per share, in the first quarter of 2020
•Adjusted EBITDA of $52.2 million, up 30.0% compared to $40.2 million in the first quarter of 2020
•Cash flow from operations of $18.4 million compared to a cash flow of $18.4 million in the first quarter of 2020
•Cash balances of $109.4 million at the end of the first quarter and no outstanding borrowings on the Company’s $175.0 million revolver
Additional Highlights
•Retired all outstanding second lien debt with incremental first lien debt under the Company's existing credit agreement; recorded a debt extinguishment charge of $12.4 million in conjunction with the refinancing
•Launched Amondys 45TM (casimersen), for the treatment of Duchenne muscular dystrophy in patients who have a confirmed mutation, and Uplizna®, for the treatment of neuromyelitis optica spectrum disorder
•Commenced operations at the Company's new, state of the art Care Management Center and Chronic Center of Excellence in Chicago, Illinois
•Subsequent to the end of the first quarter, acquired certain chronic therapy infusion assets from BioCureRx for $18.5 million
John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team delivered solid financial results in the first quarter while continuing to lay the foundation for sustained growth. We continue to make progress in integration efforts and invest in technology and clinical capabilities to further solidify our industry leading position.”

Full Year 2021 Financial Guidance
For the full year 2021, Option Care Health is maintaining its previously-communicated guidance with the exception of the expected range for Adjusted EBITDA. The Company is raising its expectation for Adjusted EBITDA to $248.0 million to $260.0 million, from a previous expected range of $245.0 million to $258.0 million. Expectations for net revenue, cash flow from operations and leverage ratio remain consistent with previous guidance communications.
Conference Call
The Company will host a conference call this morning at 8:30 a.m. E.T. which can be accessed by dialing (800) 773-2954 and referencing conference ID 50149697; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key payers; and (v) the spread and impact of the COVID-19 pandemic. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	March 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$109,362	$99,265
Accounts receivable, net	323,890	328,340
Inventories	173,622	158,601
Prepaid expenses and other current assets	57,860	70,806
Total current assets	664,734	657,012

NONCURRENT ASSETS:
Property and equipment, net	116,311	121,149
Intangible assets, net	342,379	351,052
Goodwill	1,428,610	1,428,610
Other noncurrent assets	88,436	89,616
Total noncurrent assets	1,975,736	1,990,427
TOTAL ASSETS	$2,640,470	$2,647,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$290,939	$282,913
Other current liabilities	129,225	151,110
Total current liabilities	420,164	434,023

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,121,143	1,115,103
Other noncurrent liabilities	81,083	82,589
Total noncurrent liabilities	1,202,226	1,197,692
Total liabilities	1,622,390	1,631,715

STOCKHOLDERS’ EQUITY	1,018,080	1,015,724
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,640,470	$2,647,439

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2021	2020
NET REVENUE	$759,237	$705,440
COST OF REVENUE	593,764	547,411
GROSS PROFIT	165,473	158,029

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	120,040	129,280
Depreciation and amortization expense	16,339	20,101
Total operating expenses	136,379	149,381
OPERATING INCOME	29,094	8,648

OTHER INCOME (EXPENSE):
Interest expense, net	(19,481)	(28,087)
Other, net	(11,196)	570
Total other expense	(30,677)	(27,517)

LOSS BEFORE INCOME TAXES	(1,583)	(18,869)
INCOME TAX EXPENSE	1,278	1,041
NET LOSS	$(2,861)	$(19,910)

Loss per share, basic and diluted	$(0.02)	$(0.11)

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,861)	$(19,910)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	17,716	21,844
Loss on extinguishment of debt	12,403	—
Other non-cash adjustments	5,793	5,773
Changes in operating assets and liabilities:
Accounts receivable, net	4,450	(12,781)
Inventories	(15,021)	(23,252)
Accounts payable	8,026	42,302
Other	(12,126)	4,427
Net cash provided by operating activities	18,380	18,403

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,123)	(5,353)
Net cash used in investing activities	(3,123)	(5,353)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	355,200	—
Retirement of debt obligations	(352,009)	—
Other financing cash flows	(8,351)	(2,862)
Net cash used in financing activities	(5,160)	(2,862)
NET INCREASE IN CASH AND CASH EQUIVALENTS	10,097	10,188
Cash and cash equivalents - beginning of the period	99,265	67,056
CASH AND CASH EQUIVALENTS - END OF PERIOD	$109,362	$77,244

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Consolidated net loss	$(2,861)	$(19,910)
Interest expense, net	19,481	28,087
Income tax expense	1,278	1,041
Depreciation and amortization expense	17,716	21,844
Consolidated EBITDA	35,614	31,062

EBITDA adjustments
Stock-based incentive compensation	1,205	757
Loss on extinguishment of debt	12,403	—
Restructuring, acquisition, integration and other	3,008	8,360
Consolidated adjusted EBITDA	$52,230	$40,179